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INGLES MARKETS, INCORPORATED AND SUBSIDIARIES
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COMPUTATION OF EARNINGS PER COMMON SHARE                         Exhibit 11
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                                          FISCAL YEAR ENDED SEPTEMBER
                                     -------------------------------------
                                         1994         1993         1992
                                     -----------  -----------  -----------
PRIMARY
  Income before cumulative effect of
   change in accounting principle    $16,572,123  $11,701,221  $ 5,499,145
  Cumulative effect of change in
   accounting for income taxes         3,334,860            -            -
                                     -----------  -----------  -----------
  Net Income                         $19,906,983  $11,701,221  $ 5,499,145
                                     ===========  ===========  ===========
  Shares
   Weighted average number of common
    shares and common stock
    equivalent shares outstanding     18,386,557   17,969,971   17,903,700
                                     ===========  ===========  ===========
  Primary earnings per common
   share before cumulative effect
   of change in accounting principle $       .90  $       .65  $       .31
  Cumulative effect of change in
   accounting for income taxes               .18            -            -
                                     -----------  -----------  -----------
  Primary earnings per common share  $      1.08  $       .65  $       .31
                                     ===========  ===========  ===========

FULLY DILUTED
  Income before cumulative effect of
   change in accounting principle    $16,572,123  $11,701,221  $ 5,499,145
  Add after tax and bonus effect of
   interest expense applicable to
   Convertible Subordinated
   Debentures                          2,081,397    2,023,308    2,122,377
                                     -----------  -----------  -----------
  Fully diluted earnings before
   cumulative effect of change
   in accounting principle            18,653,520   13,724,529    7,621,522
  Cumulative effect of change in
   accounting for income taxes         3,334,860            -            -
                                     -----------  -----------  -----------
  Fully diluted earnings             $21,988,380  $13,724,529  $ 7,621,522
                                     ===========  ===========  ===========
  Shares
   Weighted average number of common
    shares and common stock
    equivalent shares outstanding     18,418,085   17,969,971   17,903,700
   Additional shares assuming
    conversion of Convertible
    Subordinated Debentures *          3,374,685    3,375,136    3,474,544
                                     -----------  -----------  -----------
   Weighted average number of common
    shares outstanding as adjusted    21,792,770   21,345,107   21,378,244
                                     ===========  ===========  ===========
  Fully diluted earnings per common
   share before cumulative effect of
   change in accounting principle**  $       .86  $       .64  $       .31
  Cumulative effect of change in
   accounting for income taxes               .15            -            -
                                     -----------  -----------  -----------
  Fully diluted earnings per common
   share                             $      1.01  $       .64  $       .31
                                     ===========  ===========  ===========

* Additional shares assuming conversion of the Convertible Subordinated Debentures are computed using the weighted average of Debentures outstanding during the period.
**The effect for the year ended September 26, 1992 of the conversion of the Convertible Subordinated Debentures was anti-dilutive, and therefore, the conversion was not assumed in the fully diluted calculation for that period.


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